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                                                                    Exhibit 10.6
                            NONQUALIFIED SUPPLEMENTAL
                         EXECUTIVE RETIREMENT AGREEMENT

                  This AGREEMENT, dated as of the 9th day of September, is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), and Bruce Goldman (the "Executive"), an officer of the Trust.

                  WHEREAS, the Trust desires to provide a nonqualified supplemental executive retirement benefit to the Executive as hereinafter provided, in accordance with the terms of the Amendment to Employment Agreement, dated July 28, 2004, entered into by the Trust and the Executive;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Supplemental Retirement Benefit. The Trust shall establish a bookkeeping account for the Executive and shall credit such account each fiscal year with a deemed contribution of $25,000. Such deemed contributions shall be credited as of January 1 of each year beginning with January 1, 2003, and shall earn interest at the rate of 10 percent, compounded annually.

                  2. Vesting. The Executive shall be fully vested in all amounts credited to his account at all times.

                  3. Payments to Executive. Upon termination of the Executive's employment with the Trust for any reason, the Trust shall pay to the Executive the amount credited to his account in a single sum within 60 days after such termination of employment. If the Executive's employment is terminated due to his death, such amount shall be paid to the Executive's beneficiary, as designated on the attached Exhibit A.

                  4. Agreement Unfunded. This Agreement shall be unfunded and the payment of benefits hereunder shall be made from the general assets of the Trust. Any assets which may be set aside, earmarked, or identified as being intended for the payment of benefits under this Agreement shall remain assets of the Trust and shall be subject to the claims of its general creditors. The Executive shall be a general and unsecured creditor of the Trust to the extent of the amount in his account, and he shall have no right, title, or interest in any specific asset that the Trust may set aside, earmark, or identify as for the payment of benefits under this Agreement.

                  5. Non-Assignability. No benefits under this Agreement shall be subject in any manner to assignment, anticipation, alienation, sale, transfer, pledge or encumbrance, and any attempt to do so shall be void and unenforceable. Such benefits shall not be subject to or liable for the debts, contracts, liabilities, engagement or torts of the Executive.






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                  6. Claims Procedures. The Trust's procedures for claims for benefits under this Agreement are set forth in Exhibit B attached hereto.

                  7. Amendment and Termination. This Agreement may be amended or terminated, in whole or in part, upon the mutual agreement of the Executive and the Trust.

                  8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Trust, its successors and assigns, and the Executive and his heirs, executors, administrators, and legal representatives.

                  9. Headings. The headings of Paragraphs of this Agreement are for reference only. In the event of a conflict between a heading and the content of a Paragraph, the content of the Paragraph shall control.

                  10. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws).

                  IN WITNESS WHEREOF, the Trust has caused this Agreement to be duly executed by its duly authorized officer, and the Executive has hereunto set his hand and seal, all as of the day and year first above written.


                                                     PENNSYLVANIA REAL ESTATE
                                                     INVESTMENT TRUST


                                                     By  /s/ Jonathan B. Weller
                                                       -------------------------



                                                      /s/ Bruce Goldman
                                                     ---------------------------
                                                          Bruce Goldman